EXHIBIT 15

October 22, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Alcoa Inc.

Commissioners:

We are aware that our report dated October 22, 2015 on our review of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three- and nine-month periods ended September 30, 2015 and 2014 and included in Alcoa’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 is incorporated by reference in its Registration Statements on Form S-3 (No. 333-197371 and 333-201055) and Form S-8 (Nos. 333-32516, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, 333-205829, and 333-203275).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania